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                                                                      EXHIBIT 3


                                  ALTIRIS, INC.

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT

        This Series B Preferred Stock Purchase Agreement (this "Agreement") is made as of February 21, 2002 by and among Altiris, Inc., a Delaware corporation (the "Company"), and the individuals and entities (each, an "Investor" and collectively, the "Investors") listed on the Schedule of Investors attached to this Agreement as Schedule A (the "Schedule of Investors").

        1. Purchase and Sale of Stock

           1.1 Sale and Issuance of Series B Preferred Stock

               (a) The Company shall adopt and file with the Delaware Secretary of State on or before the Closing (as defined in Section 1.2) the Second Amended and Restated Certificate of Incorporation in the form attached to this Agreement as Exhibit A (the "Restated Certificate").

               (b) The Company has authorized the (i) sale and issuance of up to 2,933,333 shares (the "Shares") of its Series B Preferred Stock, par value $0.0001 per share (the "Series B Preferred Stock"), pursuant to this Agreement, and (ii) issuance of the shares of Common Stock to be issued upon conversion of the Series B Preferred Stock (the "Conversion Shares"). The Series B Preferred Stock and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

               (c) Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to sell and issue to each Investor, severally and not jointly, at the Closing that number of shares of the Company's Series B Preferred Stock set forth opposite each Investor's name on the Schedule of Investors, at a purchase price of $7.50 per share.

           1.2 Closing

               (a) The purchase and sale of the Shares shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, located at 2795 East Cottonwood Parkway, Suite 300, Salt Lake City, UT 84121, at 4:00 PM local time, on the date of this Agreement, or at such other time and place as the Company and Investors purchasing at least a majority of the Shares to be sold pursuant to this Agreement mutually agree upon orally or in writing (which time and place are designated as the "Closing").

               (b) At the Closing, the Company shall deliver to each Investor a certificate representing the Shares that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness, or any combination thereof. In the event that payment by an Investor is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company.


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        2. Representations and Warranties of the Company.

        Except as set forth on the Schedule of Exceptions attached to this Agreement as Exhibit B (the "Schedule of Exceptions"), the Company represents and warrants to each Investor as of the date of the Closing as follows:

           2.1 Organization; Good Standing; Qualification. The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified and is authorized to transact business and is in good standing as a foreign corporation in the State of Utah and in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company's business, properties or financial position. Each of the Company's subsidiaries as listed on the Schedule of Exceptions (the "Subsidiaries") is duly organized and validly existing and is authorized to transact business in the jurisdiction set forth opposite the name of such Subsidiary on the Schedule of Exceptions.

           2.2 Corporate Power. The Company and each Subsidiary have all requisite corporate power and authority to own and operate their respective properties and assets and to carry on their respective business as presently conducted and as proposed to be conducted. The Company has all requisite corporate power and authority (i) to execute and deliver this Agreement and the Investors' Rights Agreement of the Company dated the date hereof and in substantially the form attached hereto as Exhibit C, (the "Investors' Rights Agreement"), (ii) to sell and issue the Shares and the Conversion Shares and
(iii) to carry out and perform the provisions of this Agreement and the Investors' Rights Agreement.

           2.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery of this Agreement and the Investors' Rights Agreement, the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares and the Conversion Shares has been taken or will be taken prior to the Closing. This Agreement and the Investors' Rights Agreement, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable laws and principles of public policy.

           2.4 Valid Issuance of Series B Preferred Stock. The Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly authorized, validly issued, fully paid and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Investors' Rights Agreement and under applicable state and federal securities laws. The Conversion Shares have been duly authorized, validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be validly issued, fully paid and nonassessable, and will be free of restrictions on



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transfer other than restrictions on transfer under this Agreement and the
Investors' Rights Agreement and under applicable state and federal securities laws.

           2.5 Capitalization and Voting Rights.

               (a) The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

                   (i) Preferred Stock. 5,044,445 shares of Preferred Stock, par value $0.0001, of which 2,111,112 shares have been designated Series A Preferred Stock, 2,111,112 of which are issued and outstanding; and 2,933,333 shares have been designated Series B Preferred Stock, none of which are issued and outstanding and up to all of which may be sold pursuant to this Agreement. The relative rights, privileges and preferences of each authorized series of Preferred Stock will be as stated in the Restated Certificate.

                   (ii) Common Stock. 50,000,000 shares of Common Stock, par value $0.0001 ("Common Stock"), 9,206,958 of which shares are issued and outstanding.

               (b) The outstanding shares of Series A Preferred Stock, Common Stock and other securities have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws or pursuant to valid exemptions therefrom.

               (c) Except for (i) the conversion privileges of the Series A Preferred Stock and of the Series B Preferred Stock to be issued under this Agreement, (ii) the rights provided in the Investors' Rights Agreement, (iii) the rights provided in that certain Investor Right Agreement dated March 30, 2001 between the Company and Compaq Computer Corporation (the "Compaq IRA"),
(iv) currently outstanding options to purchase 3,380,338 shares of Common Stock granted pursuant to the Company's 1998 Stock Option Plan (the "1998 Plan"), (v) currently outstanding options to purchase 76,025 shares of Common Stock granted pursuant to the Company's 2002 Stock Plan (the "2002 Plan"), and (vi) outstanding warrants for 272,728 shares of common stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any of its securities. In addition to the aforementioned options, the Company has reserved an additional 54,737 shares of its Common Stock to be granted in the future under the 2002 Plan. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

           2.6 Subsidiaries. Except for the Subsidiaries, the Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity. neither the Company nor any Subsidiary is a participant in any joint venture, partnership or similar arrangement. [Each of the Subsidiaries are wholly-owned by the Company, and each Subsidiary does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity.



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           2.7 Compliance with Other Instruments. Neither the Company nor any
Subsidiary is in violation or default of any provision of its charter or bylaws (both as amended to date) or in any material respect of any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound or, to its knowledge, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company or the Subsidiaries. The execution, delivery and performance by the Company of this Agreement and the Investors' Rights Agreement, and the consummation of the transactions contemplated hereby and thereby, will not result in any such violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision, instrument, judgment, order writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or any Subsidiary or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any Subsidiary, or their respective businesses or operations or any of their respective assets or properties.

           2.8 Governmental Consent, etc. No consent, approval, qualification, order or authorization of, or filing with, any federal, state or local governmental authority on the part of the Company or any Subsidiary is required in connection with the Company's execution, delivery or performance of this Agreement, the offer, sale or issuance of the Shares or the Conversion Shares, except (i) filing of the Restated Certificate with the Delaware Secretary of State and (ii) such filings as have been made prior to the Closing, except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act, or such post-Closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

           2.9 Offering. Subject in part to the truth and accuracy of each of the Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of Section 5 of the Securities Act, and all applicable state securities laws, and neither the Company, its Subsidiaries nor any authorized agent acting on the behalf of either the Company or any Subsidiaries will take any action hereafter that would cause the loss of such exemption.

           2.10 Agreements; Action.

                  (a) Except for transactions explicitly contemplated by this Agreement or the Investors' Rights Agreement, there are no agreements, understandings or proposed transactions between the Company or any Subsidiary, on the one hand, and any of their officers, directors, affiliates, or any affiliate thereof on the other hand.

                  (b) There are no contracts, agreements, instruments, leases, commitments, understandings, proposed transactions, judgments, orders, writs or decrees to which the Company or its Subsidiaries are a party or by which they are bound that may involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any Subsidiary in excess of $100,000, (ii) provisions restricting or affecting the development, manufacture or distribution of the products or services of the Company or any Subsidiary, (iii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any Subsidiary (other than the license of the software and products of



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the Company or any Subsidiary in the ordinary course of business), or (iv)
indemnification by the Company or its Subsidiaries with respect to infringements of proprietary rights other than standard provisions in licenses of the software and products of the Company or any Subsidiary.

                  (c) Neither the Company nor any Subsidiary has (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its respective capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities to any entity in excess of $100,000 (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its respective assets or rights, other than the sale of its respective products or services in the ordinary course of business.

                  (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company or its Subsidiaries have reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                  (e) Neither the Company nor any Subsidiary is a party to nor is bound by any contract, agreement or instrument, or subject to any restriction under its respective current charters or Bylaws that adversely affects its respective business as now conducted or as proposed to be conducted, and respective properties or financial position.

                  (f) Neither the Company nor any Subsidiary has engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company or a Subsidiary with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a Subsidiary or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company or any Subsidiary is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company or a Subsidiary.

        2.11 Obligations to Related Parties. No employee, officer, director or stockholder of the Company or any Subsidiary or member of his or her immediate family is indebted to the Company or a Subsidiary, nor is the Company or its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company or its Subsidiaries and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Company's Board of Directors and stock purchase agreements approved by the Company's Board of Directors). To the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company or its Subsidiaries are affiliated or with which the Company or its Subsidiaries have a business relationship, or any firm or corporation that competes with the Company or a Subsidiary, except that employees, officers, directors or stockholders of the Company and its Subsidiaries and members of their immediate families may own stock in publicly traded companies that



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may compete with the Company or any Subsidiary. No employee, officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company or its Subsidiaries (other than such contracts as relate to any such person's ownership of capital stock or other securities of the Company or any Subsidiary).

           2.12 Title to Properties and Assets. The Company and its Subsidiaries own their respective tangible property and assets free and clear of all mortgages, liens, claims, and encumbrances other than (i) for liens for current taxes not yet delinquent, (ii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iii) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation or
(iv) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property. With respect to the tangible property and assets it leases, the Company and its Subsidiaries are in compliance with such leases and, to their knowledge, each holds a valid leasehold interest free of any liens, claims, or encumbrances, subject to clauses (i)-(iv) above.

           2.13 Intellectual Property. The Company and its Subsidiaries own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, and proprietary rights and processes (collectively, "Intellectual Property") necessary for the business of the Company and its Subsidiaries as now conducted and as presently proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the Company's or a Subsidiary's Intellectual Property, nor is the Company or any Subsidiary bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person or entity with the exception of shrink-wrap, click-wrap or similar widely-available commercial end-user licenses. Each of the Company and its Subsidiaries has not received any communications alleging that the Company or its Subsidiaries have violated or, by conducting their respective businesses as presently proposed, would violate any of the Intellectual Property of any other person or entity. The Company is not aware that any of its employees or employees of its Subsidiaries is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or any Subsidiary or that would conflict with the Company's business or the business of any Subsidiary as presently proposed to be conducted. Neither the execution nor delivery of this Agreement or the Investors' Rights Agreement, nor the carrying on of the Company's business by the employees of the Company and its Subsidiaries, nor the conduct of the Company's business or the business of any Subsidiary as presently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees or the employees of its Subsidiaries (or people the Company or a Subsidiary currently intends to hire) made prior to or outside the scope of their employment by the Company or its Subsidiaries.

           2.14 Employees; Employee Benefit Plans. Neither the Company nor any Subsidiary is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no



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labor union has requested or, to the best of the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no strike, labor dispute or union organization activities pending or, to the Company's knowledge, threatened between it and its employees or the employees of any Subsidiary. None of the employees of the Company or any Subsidiary belong to any union or collective bargaining unit.
Each of the Company and its Subsidiaries has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the Company's knowledge, no employee of the Company or any Subsidiary is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company and its Subsidiaries, or any other party because of the nature of the business presently conducted or presently proposed to be conducted by the Company or its Subsidiaries. Each of the Company and its Subsidiaries does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974, as amended. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or its Subsidiaries, nor does the Company nor any Subsidiary have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company and the employment of each officer and employee of each Subsidiary is terminable at the will of such Subsidiary. Neither the Company nor any subsidiary is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.

           2.15 Proprietary Information and Inventions Assignment Agreement. Each current and former officer, employee and consultant of the Company and its Subsidiaries has executed a proprietary information and inventions assignment agreement in the form or forms provided to special counsel to the Investors. The Company, after reasonable investigation, is not aware that any of its or its Subsidiaries' employees, officers or consultants are in violation thereof, and the Company and each Subsidiary will use commercially reasonable efforts to prevent any such violation.

           2.16 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or any Investors' Rights Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby and thereby, or that might result, either individually or in the aggregate, in any material adverse change in the business, properties or financial position of the Company or any Subsidiary, or in any material change in the current equity ownership of the Company or any Subsidiary, nor, to the Company's knowledge is there any reasonable basis therefor. The foregoing includes, without limitation, any action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened involving the prior employment of any employee of the Company or any Subsidiary, their use in connection with the Company's or any Subsidiary's businesses of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreement with their former employers. Neither the Company nor any Subsidiary is a party to or, to the Company's knowledge, named in or subject to any order, writ, injunction, judgment or decree of any court, government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any Subsidiary currently pending or that the Company or any Subsidiary currently intends to initiate.



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           2.17 Insurance. Each of the Company and its Subsidiaries has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its respective properties that might be damaged or destroyed. To the Company's knowledge, each of the Company and its Subsidiaries has in full force and effect such other insurance with such coverage and in such amounts comparable to similarly situated companies.

           2.18 Registration Rights. Except as set forth in the Investors' Rights Agreement and the Compaq IRA, neither the Company nor any Subsidiary is presently under any obligation nor has granted any rights to register under the Securities Act any of its respective presently outstanding securities or any of its respective securities that may hereafter be issued.

           2.19 Brokers or Finders; Other Offers. Except for the fees of Deutsche Bank Alex Brown LLC in the amount of $500,000.00, which will be borne solely by the Company, neither the Company nor any Subsidiary has incurrednor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

           2.20 Permits. Each of the Company and its Subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its respective business as presently conducted, the lack of which could result in a material adverse effect on the business, properties or financial position of the Company or any Subsidiary, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of the business as presently proposed to be conducted by the Company and its Subsidiaries. Neither the Company nor any Subsidiary is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

           2.21 Financial Statements. The Company has delivered to each Investor its audited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows, including notes thereto) at December 31, 2001 and for the fiscal year then ended (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial position and operating results of the Company as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2001 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial position or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

           2.22 Changes. Since December 31, 2001 there has not been:



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                  (a) any change in the assets, liabilities, financial position or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, individually or in the aggregate, materially adverse;

                  (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial position, operating results, prospects or business of the Company or any Subsidiary (as such business is presently conducted and as it is proposed to be conducted);

                  (c) any waiver by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

                  (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and that is not material to the assets, properties, financial position, operating results or business of the Company or any Subsidiary (as such business is presently conducted and as it is proposed to be conducted);

                  (e) any material change or amendment to a material contract or arrangement by which the Company or any Subsidiary or any of their respective assets or properties is bound or subject;

                  (f) any material change in any compensation arrangement or agreement with any employee of the Company or a Subsidiary;

                  (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets by the Company or a Subsidiary;

                  (h) any resignation or termination of employment of any key officer of the Company or a Subsidiary; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                  (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company or a Subsidiary;

                  (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or a Subsidiary, with respect to any of their respective material properties or assets, except liens for taxes not yet due or payable;

                  (k) any loans or guarantees made by the Company or a Subsidiary to or for the benefit of its respective employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                  (l) any declaration, setting aside or payment or other distribution in respect of any of the capital stock of the Company or any Subsidiary, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company or a Subsidiary;

                  (m) to its knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial position, operating results or business of the Company or any Subsidiary (as such business is presently conducted and as it is proposed to be conducted); or

                  (n) any agreement or commitment by the Company or a Subsidiary to do any of the things described in this Section 2.22.

           2.23 Tax Returns, Payments and Elections. Each of the Company and its Subsidiaries has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. Each of the Company and its Subsidiaries has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company or any Subsidiary, its respective business as presently conducted or proposed to be conducted, properties, material assets or financial position. None of the Company's or any Subsidiary's federal income tax returns and none of their state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. Each of the Company and its Subsidiaries has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

           2.24 Corporate Documents. Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the form of which amendments has been approved by the Investors), the Company's current charter and bylaws are in the form previously provided to special counsel for the Investors.

           2.25 Minute Books. The copy of the Company's minute books provided to the Investors' special counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and accurately reflects all actions by the directors and stockholders with respect to all transactions referred to in such minutes in all material respects.

           2.26 Environmental and Safety Laws. To its knowledge, neither the Company nor any Subsidiary is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to their knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

           2.27 Real Property Holding Company. The Company is not currently, and has not been during the prior five years, a United States real property holding corporation within the meaning of Section 897 of the Code and the Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under Section 1.897-2(h) of the Treasury Regulations.

           2.28 Disclosure. The Company has provided each Investor with all the information reasonably available to it without undue expense that such Investor has requested for deciding whether to purchase the Shares and all information that the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, the Investors' Rights Agreement, nor any other written statements or certificates made or delivered in connection herewith, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

           2.29 Qualified Small Business. As of the Closing: (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code,
(ii) the Company will not have made any purchases of its own stock during the one-year period preceding the Closing having an aggregate value exceeding 5% of the aggregate value of all its stock as of the beginning of such period and
(iii) the Company's aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between inception and the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

           2.30 Section 83(b) Elections. To the Company's knowledge, all individuals who have purchased unvested shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Code and any analogous provisions of applicable state tax laws.

        3. Representations, Warranties and Covenants of the Investors. Each Investor hereby, severally and not jointly, represents, warrants and covenants to the Company as follows:

            3.1 Power; Authorization. Such Investor has all requisite power and authority to execute and deliver this Agreement and the Investors' Rights Agreement. This Agreement and the Investors' Rights Agreement, when executed and delivered by such Investor, will constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable laws and principles of public policy.

            3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Shares and the Conversion Shares will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares and Conversion Shares.

           3.3 Reliance upon Investors' Representations. Such Investor understands that the Shares are not, and any Conversion Shares at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Shares hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company's reliance on such exemption is predicated in part on the Investors' representations set forth herein.

           3.4 Disclosure of Information. Such Investor believes it has received all the information such Investor considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the Company's business, properties, prospects and financial position and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of such Investor to rely thereon.

           3.5 Investment Experience; Economic Risk. Such Investor understands that the Company has a limited financial and operating history and that an investment in the Company involves substantial risks. Such Investor is experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development to that of the Company and acknowledges that such Investor is able to fend for himself, herself or itself. Such Investor has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the investment in the Shares. Such Investor can bear the economic risk of such Investor's investment and is able, without impairing such Investor's financial condition, to hold the Shares and the Conversion Shares for an indefinite period of time and to suffer a complete loss of such Investor's investment.

           3.6 Accredited Investor Status. Such Investor represents to the Company that such Investor is an Accredited Investor as defined in Rule 501 of Regulation D of the Securities Act.

           3.7 Residency. In the case of an Investor that is a corporation, partnership or other entity, the state of such Investor's principal place of business, is correctly set forth on the Schedule of Investors.

           3.8 Restricted Securities. Such Investor understands that the Shares and the Conversion Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such Shares and Conversion Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Investor represents that it is aware of the provisions of Rule 144 promulgated under the Securities

Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

           3.9 Brokers or Finders. Except for the fees of Detsche Bank Alex Brown LLC in the amount of $500,000, the Company has not, and will not, incur, directly or indirectly, as a result of any action taken by such Investor, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

           3.10 Tax Liability. Such Investor has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Such Investor relies solely on such advisors and not on any statements or representations of the Company (other than the representations and warranties in Section 2.29 hereof), the Company's counsel, or any of the Company's agents. Such Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

           3.11 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Shares and the Conversion Shares unless and until (X) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or (Y) such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will be exempt from registration under the Securities Act.

           3.12 Legends. Such Investor understands and agrees that the certificates evidencing the Shares and any Conversion Shares shall bear the following legend (in addition to any legend required by the Investors' Rights Agreement or under applicable state securities laws):

           "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

        4. Conditions to Closing of Investors. The obligations of each Investor under Section 1.1(c) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto:

           4.1 Representations and Warranties Correct. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

           4.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

           4.3 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Conversion Shares.

           4.4 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors' special counsel.

           4.5 Restated Certificate. The Restated Certificate shall have been filed with and certified by the Delaware Secretary of State.

           4.6 Investors' Rights Agreement. The Company and the Investors shall have entered into an Investors' Rights Agreement in the form of Exhibit C attached hereto and the Investors Rights Agreement shall be in full force and effect as of the Closing.

           4.7 Board of Directors. Effective upon the Closing, the number of authorized directors of the Company's Board of Directors shall be seven and the directors shall be Greg Butterfield, Ralph J. Yarro, Eric Roach, Darcy Mott, Jay
C. Hoag, Michael Levinthal and Gary Filler.

           4.8 Indemnification Agreement. The Company shall have entered into an Indemnification Agreement with the director nominated by the holders of the Series B Preferred Stock in a form acceptable to such director, which approval shall not be unreasonably withheld.

           4.9 Management Rights Agreement. The Company and TCV IV, L.P. shall have entered into a Management Rights Agreement in the form of Exhibit D attached hereto, and the Management Rights Agreement shall be in full force and effect as of the Closing.

           4.10 Other Closing Deliverables. The Company shall have delivered to each Investor at the Closing the following:

                  (a) a certificate executed by the Company's Chief Executive Officer or President on behalf of the Company certifying that the condition specified in Sections 4.1 and 4.2 have been satisfied.

                  (b) a certificate of the Delaware Secretary of State, a certificate of the Utah Secretary of State each dated as of a date within five
(5) days of the date of the Closing, with respect to the good standing of the Company.

                  (c) a certificate of the Company executed by the Company's Secretary attaching and certifying to the truth and correctness of (1) the Restated Certificate, (2) the Bylaws and (3) the board and stockholder resolutions adopted in connection with the transactions contemplated by this Agreement.

                  (d) an opinion from Wilson Sonsini Goodrich & Rosati, Professional Corporation, the Company's general corporate counsel ("Wilson Sonsini"), dated as of the date of the Closing, in substantially the form attached as Exhibit E.

        5. Conditions to Closing of Company. The obligations of the Company to each Investor under this Agreement are subject to fulfillment on or before the Closing of each of the following conditions by that Investor:

           5.1 Representations and Warranties Correct. The representations and warranties of each Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

           5.2 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the Conversion Shares.

           5.3 Restated Certificate. The Restated Certificate shall have been filed with and certified by the Delaware Secretary of State.

           5.4 Investors' Rights Agreement. The Investors shall have entered into an Investors' Rights Agreement in the form of Exhibit C attached hereto and the Investors' Rights Agreement shall be in full force and effect as of the Closing.

        6. Miscellaneous.

           6.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS ENTERED INTO AMONG DELAWARE RESIDENTS TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

           6.2 Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained herein or made pursuant to this Agreement shall survive the execution and delivery of the Agreement and the Closing.

           6.3 Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           6.4 Entire Agreement. This Agreement, including the exhibits attached to this Agreement, and the other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

           6.5 Amendment. Except as expressly provided herein, neither this Agreement nor any term of this Agreement may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that Investors holding at least a majority of the shares of Common Stock issuable upon conversion of the Shares sold pursuant to this Agreement may, with the Company's prior written consent, amend, waive, discharge or terminate on behalf of all the Investors, any term of this Agreement.

           6.6 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by United States first-class mail, postage prepaid, sent by facsimile or sent by electronic mail directed (a) if to an Investor, at such Investor's address, facsimile number or electronic mail address set forth on the Schedule of Investors or on such Investor's signature page to this Agreement, or at such other address, facsimile number or electronic mail address as such Investor may designate by ten (10) days' advance written notice to the Company or (b) if to the Company, to its address, facsimile number or electronic mail address set forth on its signature page to this Agreement and directed to the attention of the President, or at such other address, facsimile number or electronic mail address as the Company may designate by ten (10) days' advance written notice to each Investor. All such notices and other communications shall be effective or deemed given upon personal delivery, on the date of mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery. With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company's charter or bylaws, each Investor agrees that such notice may given by facsimile or by electronic mail.

           6.7 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such Investor nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Investor of any breach or default under this Agreement, or any waiver on the part of any Investor of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Investor, shall be cumulative and not alternative.

           6.8 Expenses. The Company and the Investors shall each pay their own expenses in connection with the transactions contemplated by this Agreement; provided, however, that if the Closing is effected, the Company shall reimburse, after the Closing and payable within 5 days of receipt of an invoice, the reasonable fees and expenses of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, special counsel for the Investors, such amount not to exceed $40,000.

           6.9 Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investors' Rights Agreement or the Restated Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

           6.10 Finder's Fee. Except for the fees of Deutsche Bank Alex Brown LLC or as set forth in Schedule 2.16 of the Schedule of Exceptions, which will be borne solely by the Company, each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

           The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

           6.11 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

           6.12 Interpretation. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

           6.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one instrument.

           6.14 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more parties to this Agreement by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party to this Agreement, all parties to this Agreement agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction of this Agreement.

           6.15 Waiver of Conflicts. Each party to this Agreement acknowledges that Wilson Sonsini has in the past and may continue to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Wilson Sonsini represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual stockholder or employee of the Company in connection with such transaction; and (3) gives its informed written consent to Wilson Sonsini's representation of certain of the Investors in such unrelated matters and to Wilson Sonsini's representation of the Company in connection with this Agreement and the transactions contemplated hereby.

           6.16 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation (including any legal counsel or advisor representing any other Investor), other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

        IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.



                                       "COMPANY"
                                       Altiris, Inc.


                                       By:           /s/
                                          -------------------------------------
                                          Craig H. Christensen,
                                          Vice President and General Counsel


                                       Address:

                                       588 West 400 South
                                       Lindon, Utah 84042
                                       Telephone: (801) 805-2734


                           "INVESTORS"


                           TCV IV, L.P.
                           a Delaware Limited Partnership

                              By:  Technology Crossover Management IV, L.L.C.,
                              Its: General Partner


                              By:            /s/
                                  ---------------------------------------------
                                  Name:  Robert C. Bensky
                                  Title:  Attorney in Fact


                           TCV IV STRATEGIC PARTNERS, L.P.
                           a Delaware Limited Partnership

                              By:  Technology Crossover Management IV, L.L.C.,
                              Its: General Partner


                              By:            /s/
                                  ---------------------------------------------
                                  Name:  Robert C. Bensky
                                  Title:  Attorney in Fact


                           Address:
                           -------
                                  Technology Crossover Ventures
                                  528 Ramona Street
                                  Palo Alto, CA 94301
                                  Attention: Jay C. Hoag
                                  Telephone: (650) 614-8210

                                  Fax: (650) 614-8222
                                  Email: jhoag@tcv.com

                           with a copy to:
                           Technology Crossover Ventures
                                  56 Main Street, Suite 210
                                  Millburn, NJ 07041
                                  Attention: Robert C. Bensky
                                  Telephone: (973) 467-5320
                                  Fax: (973) 467-5323
                                  Email: rbensky@tcv.com


                                  VSPRING SBIC, L.P.
                                  A DELAWARE LIMITED PARTNERSHIP
                                  By:  vSpring SBIC Management, L.L.C.
                                  Its: General Partner

                                  By:       /s/
                                     ------------------------------------------
                                     Paul Ahlstron
                                     Managing Member


                                  Address:
                                      vSpring SBIC, L.P.
                                      2825 E. Cottonwood Parkway, Suite 460
                                      Salt Lake City, Utah 84121
                                      Attention: Paul Ahlstron
                                      Telephone: (801) 942-8999
                                      Fax:  (801) 942-1636
                                      Email: paul@vspring.com

                                   SCHEDULE A

                              Schedule of Investors



                                                                                           Aggregate Purchase Price
                                                      Number of Shares of                   of Series B Preferred
                                                   Series B Preferred Stock                    Stock Purchased
Investor's Name                                     Purchased at the Closing                   at the Closing
---------------                                    -------------------------               ------------------------
TCV IV, L.P.                                                2,570,805                         $   19,281,037.50
TCV IV Strategic Partners, L.P.                                95,862                         $      718,965.00
vSpring SBIC, L.P.                                            266,666                         $    1,999,995.00
                                                    -----------------                         -----------------
                        Totals:                             2,933,333                         $   21,999,997.50
                                                    =================                         =================


                                      E-1